                                                                 EXHIBIT (10.13)
================================================================================



                         CONSTRUCTION AGENCY AGREEMENT

                          dated as of August 27, 1999


                                    between


                         ATLANTIC FINANCIAL GROUP, LTD.


                                      and


                              ROWE FURNITURE, INC.
                             as Construction Agent



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                   Page
   ............................................................................

ARTICLE I       DEFINITIONS....................................................     1
     1.1.  Defined Terms.......................................................     1

ARTICLE II      APPOINTMENT OF CONSTRUCTION AGENT..............................     1
     2.1.  Appointment.........................................................     1
     2.2.  Acceptance; Construction............................................     2
     2.3.  Commencement of Construction........................................     2
     2.4.  Supplements to this Agreement.......................................     2
     2.5.  Term................................................................     3
     2.6.  Identification of Properties; Construction Documents................     3
     2.7.  Scope of Authority..................................................     3
     2.8.  Covenants of the Construction Agent.................................     5

ARTICLE III     THE BUILDING; INDEMNITY........................................     6
     3.1.  Amendments; Modifications...........................................     6
     3.2.  Casualty, Condemnation and Construction Force
           Majeure Events......................................................     6
     3.3.  Indemnity...........................................................     6

ARTICLE IV      PAYMENT OF FUNDS...............................................     7
     4.1.  Funding of Property Acquisition Costs and Property
           Buildings Costs.....................................................     7

ARTICLE V       CONSTRUCTION AGENCY EVENTS OF DEFAULT..........................     7
     5.1.  Construction Agency Events of Default...............................     7
     5.2.  Damages.............................................................     8
     5.3.  Remedies; Remedies Cumulative.......................................     9

ARTICLE VI      NO CONSTRUCTION AGENCY FEE.....................................     9
     6.1.  Lease as Fulfillment of Lessor's Obligations........................     9

ARTICLE VII     LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS...................    10
     7.1.  Exercise of the Lessor's Rights.....................................    10
     7.2.  Lessor's Right to Cure Construction Agent's
           Defaults............................................................    10
ARTICLE VIII    MISCELLANEOUS..................................................    10
     8.1.  Notices.............................................................    10
     8.2.  Successors and Assigns..............................................    10
     8.3.  GOVERNING LAW.......................................................    11
     8.4.  Amendments and Waivers..............................................    11
     8.5.  Counterparts........................................................    11
     8.6.  Severability........................................................    11
     8.7.  Headings and Table of Contents......................................    11


EXHIBITS

Exhibit A Form of Supplement to Construction Agency Agreement

                         CONSTRUCTION AGENCY AGREEMENT
                         -----------------------------


     CONSTRUCTION AGENCY AGREEMENT, dated as of August 27, 1999 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), between
                                                            ---------
ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership, (the "Lessor"), and
                                                                   ------
ROWE FURNITURE, INC., a Virginia corporation ("Rowe Furniture", and in its
                                               --------------
capacity as construction agent, the "Construction Agent").
                                     ------------------


                             PRELIMINARY STATEMENT

     A. Lessor, the Guarantors, the Lessees signatory thereto, the Lenders signatory thereto and Crestar Bank, as agent for such Lenders (in such capacity, the "Agent") are parties to that certain Master Agreement, dated as of even date
     -----
herewith (as amended, supplemented or otherwise modified from time to time pursuant thereto, the "Master Agreement").
                       ----------------

     B. Subject to the terms and conditions hereof, (i) the Lessor desires to appoint Rowe Furniture as the Construction Agent to act as its sole and exclusive agent for the construction of the Buildings in accordance with the Plans and Specifications and pursuant to the Master Agreement, and (ii) the Construction Agent desires, for the benefit of the Lessor, to cause such Buildings to be constructed in accordance with the Plans and Specifications and pursuant to the Master Agreement and this Agreement, in each case in accordance with the terms herein set forth.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      1.1  Defined Terms.  Capitalized terms used but not otherwise defined in
           -------------
this Agreement shall have the meanings set forth in the Master Agreement.


                                  ARTICLE II

                       APPOINTMENT OF CONSTRUCTION AGENT

      2.1  Appointment.  Pursuant to and subject to the terms and conditions set
           -----------
forth herein and in the Master Agreement and the other Operative Documents, the Lessor hereby irrevocably designates and appoints Rowe Furniture as the Construction Agent to act as its exclusive agent for the construction of the Buildings in accordance with the Plans and Specifications on such Land.

      2.2  Acceptance; Construction.  Rowe Furniture hereby unconditionally
           ------------------------
accepts the designation and appointment as Construction Agent. The Construction Agent will cause the Buildings to be constructed on the Land substantially in accordance with the Plans and Specifications and, in accordance with the Operative Documents, to be equipped in substantial compliance in all material respects with all Requirements of Law and insurance requirements. If a Leased Property will be leased by a Lessee other than Rowe Furniture, Rowe Furniture may appoint such Lessee as its sub-construction agent with respect to such Leased Property, provided that such appointment shall not affect Rowe
                 --------
Furniture's obligations hereunder, which obligations shall be primary and shall remain in full force and effect.

      2.3  Commencement of Construction.  Subject to Construction Force Majeure
           ----------------------------
Events, the Construction Agent hereby agrees, unconditionally and for the benefit of the Lessor, to cause construction of a Building to commence on each parcel of Land as soon as is reasonably practicable, in its reasonable judgment, after the Closing Date in respect of such Land. For purposes hereof, construction of a Building shall be deemed to commence on the date (the "Construction Commencement Date") on which excavation for the foundation for
-------------------------------
such Building commences. Without limiting the foregoing, no phase of such construction shall be undertaken until all permits required for such phase have been issued therefor.

      2.4  Supplements to this Agreement.  On the Closing Date of each parcel of
           -----------------------------
Land, the Lessor and the Construction Agent shall each execute and deliver to the Agent a supplement to this Agreement in the form of Exhibit A to this
                                                        ---------
Agreement, appropriately completed, pursuant to which the Lessor and the Construction Agent shall, among other things, each acknowledge and agree that the construction and development of such Land will be governed by the terms of this Agreement. Following the execution and delivery of a supplement to this Agreement as provided above, such supplement and all supplements previously delivered under this Agreement shall constitute a part of this Agreement. On or prior to the Closing Date of each parcel of Land, the Construction Agent shall prepare and deliver to the Lessor and the Agent a construction budget (the "Construction Budget") for the related Leased Property, which shall be attached
--------------------
as an exhibit to the related Supplement to this Agreement, setting forth in reasonable detail the budget for the Construction of the proposed Building on such Land in accordance with the Plans and Specifications therefor, and all related costs, including the capitalized interest and Yield expected to accrue during the related Construction Term, provided, however, the Construction Agent may prepare and deliver to the Lessor and the Agent a preliminary construction budget for the related Leased Property on the Closing Date, but, in any event, and as a condition to any Funding occurring after the Closing Date, the Construction Agent shall deliver a final Construction Budget (which shall not differ materially from the preliminary construction budget) to the Lessor and the Agent within 30 days of the Closing Date.

      2.5  Term.  This Agreement shall commence on the date hereof and shall
           ----
terminate with respect to any given Leased Property upon the first to occur of:

          (a) payment by the related Lessee of the Leased Property Balance and termination of the Lease with respect to such Leased Property in accordance with the Lease;

          (b)  the expiration or earlier termination of the Lease;

          (c)  termination of this Agreement pursuant to Article V hereof;
                                                         ---------

          (d) the payment by the Construction Agent of the Leased Property Balance or the Construction Failure Payment with respect to such Leased Property pursuant to this Agreement; and

          (e) the completion after the Completion Date of all punchlist items.

      2.6  Identification of Properties; Construction Documents. The
           ----------------------------------------------------
Construction Agent may execute any of its duties and obligations under this Agreement by or through agents, contractors, employees or attorneys-in-fact, and the Construction Agent, as agent for the Lessor, shall enter into such agreements with architects and contractors as the Construction Agent deems necessary or desirable for the construction of the Buildings pursuant hereto (the "Construction Documents"); provided, however, that no such delegation shall
      ----------------------    --------  -------
limit or reduce in any way the Construction Agent's duties and obligations under this Agreement; provided, further, contemporaneously with the execution and
                --------  -------
delivery of a Construction Document, the Construction Agent will execute and deliver to the Lessor the Security Agreement and Assignment, pursuant to which the Construction Agent assigns to the Lessor, among other things, all of the Construction Agent's rights under and interests in such Construction Documents. Each construction contract with a general contractor shall be with a reputable general contractor with experience in constructing projects that are similar in scope and type to the proposed Building, and shall provide for a commercially reasonable retainage amount.

      2.7  Scope of Authority.  (a)  Subject to the terms, conditions,
           ------------------
restrictions and limitations set forth in the Operative Documents, the Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of all of the Construction Agent's obligations hereunder with respect to the Leased Properties acquired or leased by the Lessor upon which a Building is to be constructed, including, without limitation:

          (i) overseeing, directing, supervising and monitoring all design and supervisory functions relating to the construction of the Buildings and all engineering work related to the construction of the Buildings;

          (ii) negotiating and entering into all contracts or arrangements to procure the equipment and services necessary to construct the Buildings on such terms and conditions as are customary and reasonable in light of local standards and practices;

          (iii) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Law (including Environmental Laws), from all Governmental Authorities in connection with the development of the Land and the construction of the Buildings on the Land in accordance with the Plans and Specifications;

          (iv) maintaining all books and records with respect to the construction, operation and management of the Leased Properties; and

          (v) performing any other acts necessary or appropriate in connection with the identification, acquisition (or leasing) and development of the Land and construction of the Buildings in accordance with the Plans and Specifications.

     (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any liability or obligation on the Lessor unless such contract expressly contains an acknowledgment by the other party or parties thereto that the obligations of the Lessor are non-recourse, and that the Lessor shall have no personal liability with respect to such obligations. Nothing contained herein shall be construed to require advance waiver of statutory mechanics lien rights, any such waiver, if secured, being pursuant to a separate instrument. Subject to the foregoing, the Lessor shall execute such documents and take such other actions as the Construction Agent shall reasonably request, at the Construction Agent's expense, to permit the Construction Agent to perform its duties hereunder.

     (c) Subject to the terms and conditions of this Agreement and the other Operative Documents, the Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures with respect to the construction of the Buildings.

      2.8  Covenants of the Construction Agent.  The Construction Agent hereby
           -----------------------------------
covenants and agrees that it will:

          (a) following the Construction Commencement Date, cause construction of a Building on the Land to be prosecuted diligently and without undue interruption substantially in accordance with the Plans and Specifications for such Land, in accordance with the Construction Budget for such Leased Property and in compliance in all material respects with all Requirements of Law and insurance requirements;

          (b)  notify the Lessor and the Agent in writing not less than thirty
     (30) days after the occurrence of each Construction Force Majeure Event;

          (c) take all reasonable and practical steps to cause the Completion Date for such Leased Property to occur on or prior to the Scheduled Construction Termination Date for such Leased Property, and cause all Liens (including, without limitation, Liens or claims for materials supplied or labor or services performed in connection with the construction of the Buildings), other than Permitted Liens and Lessor Liens, to be discharged or bonded off if disputed in good faith by appropriate proceedings by the Construction Agent;

          (d) following the Completion Date for each Leased Property, cause all outstanding punch list items with respect to the Buildings on such Leased Property to be completed within a reasonable time after said Completion Date; and

          (e) at all times during construction of any Building, cause all title to all personalty financed by the Lessor on or within such Leased Property to be and remain vested in the Lessor and cause to be on file with the applicable filing office or offices all necessary documents under Article 9 of the Uniform Commercial Code to perfect such title free of all Liens other than Permitted Liens, it being understood and acknowledged that such Lessor's rights, title and interest in and to said personalty have been assigned to the Agent pursuant to the Operative Documents.


                                  ARTICLE III

                            THE BUILDING; INDEMNITY

      3.1  Amendments; Modifications.  The Construction Agent may, subject to
           -------------------------
the conditions, restrictions and limitations set forth herein and in the Operative Documents (but not otherwise), at any time during the term hereof revise, amend or modify the Plans and Specifications and the related Construction Documents without the consent of the Lessor; provided, however,
                                                          --------  -------
that the Lessor's prior written consent (which shall not be unreasonably withheld, conditioned or delayed) will be required in the following instances:
(x) such revision, amendment or modification by its terms would result in the Completion Date of the Buildings occurring after the Scheduled Construction Termination Date, or (y) such revision, amendment or modification would result in the cost for such Leased Property exceeding the then remaining Commitments or exceeding the Construction Budget for such Leased Property, or (z) the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for such Leased Property, would be to reduce the Fair Market Sales Value of such Leased Property in a material respect when completed.

      3.2  Casualty, Condemnation and Construction Force Majeure Events.  If at
           ------------------------------------------------------------
any time prior to the Completion Date with respect to any Building there occurs a Casualty or a Construction Force Majeure Event or the Lessor or the Construction Agent receives notice of a Condemnation, then, except as otherwise provided in the Lease, in each case the Construction Agent shall promptly and diligently take all commercially reasonable and practical steps to cause the construction of the Building to be completed substantially in accordance with the Plans and Specifications and with the terms hereof, and cause the Completion Date to occur on or prior to the Scheduled Construction Termination Date.

      3.3  Indemnity.  During the Construction Term for each Leased Property,
           ---------
the Construction Agent agrees to assume liability for, and to indemnify, protect, defend, save and hold harmless the Lessor, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted or threatened to be asserted, against the Lessor, whether or not the Lessor shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of (i) the Construction Agent's (or any subcontractor's) own actions or failures to act while in possession or control of any Leased Property, (ii) fraud, misapplication of funds, illegal acts or willful misconduct on the part of the Construction Agent (or any subcontractor),
(iii) any event described in paragraph (f) of Article XII of the Lease with respect to the Construction Agent or (iv) the inaccuracy of any representation or warranty made by the Construction Agent. The foregoing indemnities are in addition to, and not in limitation of, the indemnities with respect to environmental claims set forth in Section 7.2 of the Master Agreement. The provisions of Section 7.3 of the Master Agreement shall apply to any amounts that the Construction Agent is requested to pay pursuant to this Section 3.3.
                                                                 -----------
The provisions of this Section 3.3 shall survive termination of this Agreement.
                       -----------

                                  ARTICLE IV

                               PAYMENT OF FUNDS

      4.1  Funding of Property Acquisition Costs and Property Buildings Costs.
           ------------------------------------------------------------------
(a) During the course of the construction of the Buildings on any Land, the Construction Agent may request that the Lessor advance funds for the payment of acquisition, transaction and closing costs of any fixtures and equipment (other than Lessee's Property) or property improvements costs, and the Lessor will comply with such request to the extent provided for under, and subject to the conditions, restrictions and limitations contained in, the Master Agreement and the other Operative Documents.

     (b) The proceeds of any funds made available to the Lessor to pay acquisition, transaction and closing costs or improvements costs shall be made available to the Construction Agent in accordance with the Funding Request relating thereto and the terms of the Master Agreement. The Construction Agent will use such proceeds only to pay the acquisition, development, transaction and closing costs of any fixtures and equipment (other than Lessee's Property) or property improvement costs for the Leased Properties specified in the Funding Request relating to such funds.

                                   ARTICLE V

                     CONSTRUCTION AGENCY EVENTS OF DEFAULT

      5.1  Construction Agency Events of Default.  If any one or more of the
           -------------------------------------
following events (each a "Construction Agency Event of Default") shall occur and
                          ------------------------------------
be continuing (after expiration of
applicable notice and cure periods, if any, provided for herein or in any other Operative Document):

          (a) the Construction Agent fails to apply any funds paid by, or on behalf of, the Lessor to the Construction Agent for the purposes contemplated under the Operative Documents;

          (b) subject to Construction Force Majeure Events, the Construction Commencement Date with respect to any Leased Property shall fail to occur for any reason on or prior to the date that is one year after the Closing Date with respect to such Leased Property;

          (c) the Completion Date with respect to any Leased Property shall fail to occur for any reason on or prior to the earlier of the Funding Termination Date and the Scheduled Construction Termination Date for such Leased Property;

          (d)  any Event of Default shall have occurred and be continuing; or

          (e) the Construction Agent shall fail to observe or perform in any material respect any term, covenant or condition of this Agreement (except those specified in clauses (a) through (d) above), and such failure shall
                        -----------         ---
     remain uncured for a period of thirty (30) days after written notice thereof to the Construction Agent; provided, however, no Construction
                                        --------  -------
     Agency Event of Default shall be deemed to occur if such failure or breach cannot reasonably be cured within such period, so long as the Construction Agent shall have promptly commenced the cure thereof and continues to act with diligence to cure such failure or breach and such failure or breach is cured within one hundred eighty (180) days after written notice thereof to the Construction Agent;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Article, immediately terminate this Agreement as to any Leased Property or Properties or all of the Leased Properties, separately, successively or concurrently (all in Lessor's sole discretion) by giving the Construction Agent written notice of such termination, and upon the giving of such notice, this Agreement shall terminate as to such Leased Property or Properties or all of the Leased Properties (as the case may be) and all rights of the Construction Agent and, subject to the terms of the Operative Documents, all obligations of the Lessor under this Agreement with respect to such Leased Property or Properties or all of the Leased Properties (as the case may be) shall cease.

      5.2  Damages.  The termination of this Agreement pursuant to Section 5.1
           -------                                                 -----------
shall in no event relieve the Construction Agent of its liability and obligations hereunder which accrued prior to such termination, all of which shall survive any such termination.

      5.3  Remedies; Remedies Cumulative.  (a)  If a Construction Agency Event
           -----------------------------
of Default shall have occurred and be continuing, the Construction Agent shall have the right, at its option, to cure such Construction Agency Event of Default by purchasing the affected Leased Property or Properties for the Leased Property Balance(s) therefor from the Lessor within thirty (30) days after the occurrence of the Construction Agency Event of Default in accordance with the terms, and subject to the conditions, restrictions and limitations of Section 14.5 of the Lease; in the event that the Construction Agent does not exercise its option to purchase such Leased Property or Properties, the Construction Agent shall pay to the Lessor the Construction Failure Payment(s) therefor within five (5) Business Days of the demand therefor by the Lessor, and shall surrender and return such Leased Property or Properties to the Lessor or its designee in accordance with the terms of Section 14.8 of the Lease. In the event that the Construction Agent returns any Leased Property to the Lessor pursuant to the previous sentence, the Construction Agent shall take such action as the Lessor may reasonably request in order to transfer to the Lessor (or its designee) all of the Construction Agent's rights and claims in, to and under the related Construction Contract(s), Architect's Agreement(s), all agreements, security deposits, guaranties and surety bonds related thereto and all governmental permits related to such Construction, and the Construction Agent shall provide to the Lessor copies of all books, records and documentation with respect to the foregoing.


     (b) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                                  ARTICLE VI

                          NO CONSTRUCTION AGENCY FEE

      6.1  Lease as Fulfillment of Lessor's Obligations.  All obligations,
           --------------------------------------------
duties and requirements imposed upon or allocated to the Construction Agent shall be performed by the Construction Agent at the Construction's Agent's sole cost and expense, and the Construction Agent will not be entitled to, and the Lessor shall not have any obligation to pay, any agency fee or other fee or compensation, and the Construction Agent shall not be entitled to, and the Lessor shall not have any obligation to make or pay, any reimbursement therefor, it being understood that this Agreement is being entered into as consideration for and as an inducement to the Lessor entering into the Lease and the other Operative Documents.


                                  ARTICLE VII

                 LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS

      7.1  Exercise of the Lessor's Rights.  The Construction Agent hereby
           -------------------------------
acknowledges and agrees that the rights and powers of the Lessor under this Agreement have been assigned to, and may be exercised by, the Agent, for the benefit of the Lenders, pursuant to the Loan Agreement and the related Operative Documents.

      7.2  Lessor's Right to Cure Construction Agent's Defaults. The Lessor,
           ----------------------------------------------------
without waiving or releasing any obligation or Construction Agency Event of Default, may, upon prior written notice to the Construction Agent and expiration of any applicable cure period (but shall be under no obligation to), remedy any Construction Agency Event of Default for the account of and at the sole cost and expense of the Construction Agent. All reasonable out of pocket costs and expenses so incurred (including actual and reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.


                                 ARTICLE VIII

                                 MISCELLANEOUS

      8.1  Notices.  All notices, consents, directions, approvals, instructions,
           -------
requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 8.2 of the Master Agreement.

      8.2  Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the Lessor, the Construction Agent and their respective legal representatives, successors and permitted assigns. Except as permitted herein, the Construction Agent shall not assign its rights or obligations hereunder without the prior written consent of the Lessor and the Agent.

      8.3  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
           -------------
PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      8.4  Amendments and Waivers.  The Lessor and the Construction Agent may
           ----------------------
from time to time, enter into written amendments, supplements or modifications hereto.

      8.5  Counterparts.  This Agreement may be executed on any number of
           ------------
separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

      8.6  Severability.  Any provision of this Agreement which is prohibited or
           ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      8.7  Headings and Table of Contents.  The headings and table of contents
           ------------------------------
contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              ROWE FURNITURE, INC.


                              By:  /s/ Garry W. Angle
                                 -----------------------------
                                 Name: Garry W. Angle
                                 Title: Treasurer

                              ATLANTIC FINANCIAL GROUP, LTD.

                              By:  Atlantic Financial Managers,
                                   Inc., its General Partner



                                    By  /s/ Stephen Brookshire
                                      ------------------------
                                      Name: Stephen Brookshire
                                      Title: President

                                                                       EXHIBIT A



                  Supplement to Construction Agency Agreement
                  -------------------------------------------


     SUPPLEMENT to Construction Agency Agreement, dated as of ______________, ____, between ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (the "Lessor"), and ROWE FURNITURE, INC., a Virginia corporation (in its capacity as
-------
construction agent, the "Construction Agent"). Capitalized terms used but not
------------------
otherwise defined herein shall have the meanings given them in the Construction Agency Agreement.

     The Lessor and the Construction Agent are parties to that certain Construction Agency Agreement, dated as of August ___, 1999 (as amended, supplemented or otherwise modified, the "Construction Agency Agreement"),
                                         -----------------------------
pursuant to which (i) the Lessor has appointed the Construction Agent as its sole and exclusive agent in connection with the development of the Land and construction of the Buildings in accordance with the Plans and Specifications, and (ii) the Construction Agent has agreed, for the benefit of the Lessor, to cause the construction of the Buildings to be completed in accordance with the Plans and Specifications.

     Subject to the terms and conditions of the Construction Agency Agreement, the Lessor and the Construction Agent desire that the terms of the Construction Agency Agreement apply to the Land described in Schedule 1 and wish to execute
                                                ----------
this Supplement to provide therefor.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. The Construction Agent agrees to act as Construction Agent and to perform its obligations under the Construction Agency Agreement in connection with the completion of construction of the Building on the Land described in
Schedule 1 in accordance with the Plans and Specifications for such Land. The
----------
Construction Agent hereby represents and warrants to Lessor that the Construction Agent has heretofore delivered to Lessor a true, correct and complete copy of the Plans and Specifications for the Building on the Land described in Schedule 1 or, if not available on the date hereof, will deliver
----------
such Plans and Specifications as soon as available.

     2. Each of the Lessor and the Construction Agent acknowledges and agrees that the development of the Land described in Schedule 1 and the construction of
                                              ----------
the Buildings thereon shall be governed by the terms of the Construction Agency Agreement, the Lease and the Master Agreement.

     3. The anticipated construction budget relating to the construction and development of the Building on the Land described in Schedule 1 is set forth on
                                                     ----------
Schedule 2.  The acquisition cost of the Land described in Schedule 1 was
----------                                                 ----------
$___________.

     4. This Supplement shall, upon its execution and delivery, constitute a part of the Construction Agency Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     ROWE FURNITURE, INC.



                                     By
                                       ------------------------------
                                       Name:
                                       Title:


                                     ATLANTIC FINANCIAL GROUP, LTD.
                                     By:  Atlantic Financial Managers,
                                          Inc., its General Partner



                                     By
                                       ------------------------------
                                       Name:
                                       Title:

                                                        Schedule 1 to Supplement



                              Description of Land
                              -------------------

                                                        Schedule 2 to Supplement



                              Construction Budget
                              -------------------